Exhibit 5.1
November 6, 2018
Federal Signal Corporation
1415 W. 22nd Street
Oak Brook, Illinois 60523
Re:    Registration Statement on Form S-8 for 200,000 shares of Federal Signal Corporation’s common stock, par value      $1.00 per share, for issuance under the Federal Signal Corporation Retirement Savings Plan
Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Federal Signal Corporation, a Delaware corporation (the “Company”), on November 6, 2018, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the proposed issuance by the Company of up to 200,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, pursuant to the Federal Signal Corporation Retirement Savings Plan (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company’s Restated Certificate of Incorporation, Amended and Restated By-Laws, and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

Based solely on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued by the Company in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Thompson Coburn LLP

6156120.2